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                                                                    EXHIBIT 10.1

                         SEVERANCE AGREEMENT AND RELEASE


         This Severance Agreement and Release ("Agreement") is between Shelby County Bank, a federally chartered savings bank doing business in Indiana, and Blue River Bancshares, Inc. ("Blue River"), an Indiana corporation (collectively, "Employer"), and Lawrence T. Toombs ("Executive"), a resident of the State of Indiana:

                                 I. RECITATIONS

         1.01. Executive currently serves as the President of Blue River and President and Chief Executive Officer of Shelby County Bank, and is a Director of Blue River and Shelby County Bank.

         1.02. Executive is party to that certain Employment Agreement, dated August 2, 2002, by and between the Executive and Blue River and that certain Employment Agreement, dated August 2, 2002, by and between the Executive and Shelby County Bank (collectively, the "Employment Agreements").

         1.03 Effective as of August 31, 2004, Blue River and Shelby County Bank entered into that certain Agreement of Affiliation and Merger (the "Merger Agreement") by and among Blue River, Shelby County Bank, Heartland Bancshares, Inc. and Heartland Community Bank.

         1.04. Effective as of August 31, 2004, Shelby County Bank entered into that certain Plan of Reorganization and Merger (the "Bank Merger Agreement") by and between Shelby County Bank and Heartland Community Bank.

         1.05. As a result of the Merger Agreement and the Bank Merger Agreement not providing that Executive will continue in his current capacities, the Executive desires to resign his employment with Employer and his services as a Director on Blue River's and Shelby County Bank's Board of Directors for "cause," as defined in the Employment Agreements.

         1.06 Employer and Executive wish to completely resolve this matter by executing this Agreement.

         1.07. Executive agrees to resign his employment with Employer and his service as a Director on Blue River's and Shelby County Bank's Board of Directors in consideration of the payment and benefits set forth in Section IV of this Agreement.

                          II. INTENTION OF THE PARTIES

         2.01. Employer and Executive intend and expect that Executive shall surrender and renounce all privileges and rights that derive from his employment by Employer (including, but not limited to, the privileges and rights derived under the Employment Agreements), and the


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separation thereof, and service as a Director of Blue River and Shelby County
Bank, except any and all rights Executive has pursuant to any pension or other retirement benefit plan, profit sharing, stock option, employee stock ownership, or other plans (the "Plans") in which Executive participated as of the Resignation Date subject to and in accordance with the applicable provisions thereof.

                          III. AGREEMENTS OF EXECUTIVE

         3.01. RESIGNATION. Executive's employment with Employer will terminate on October 4, 2004 (the "Resignation Date"). Effective on the Resignation Date, Executive will be relieved of all duties for and responsibilities with Employer. Executive hereby resigns any and all officer, director and other positions with Employer or any of its affiliates or Plans effective on the Resignation Date.

         3.02. CONSIDERATION. The severance payment and benefits set forth in
Section IV of this Agreement shall be the only payment and benefits stemming from Executive's employment with Employer to which he shall be entitled following his resignation.

         3.03. NO ADMISSION OF LIABILITY. Executive agrees that the payment and benefits set forth in Section IV of this Agreement shall not be deemed or construed at any time for any purpose as an admission of liability or violation of any applicable law by Employer. Liability for any and all claims is expressly denied by Employer.

         3.04. RELEASE. Executive agrees that in consideration of the payment and benefits set forth in Section IV of this Agreement, Executive hereby releases and forever discharges Employer and its officers, directors, representatives, successors and assigns, and all persons acting by, through, under, or in concert with any of them, from all legal and equitable causes of action, that exist or have accrued as of the date of this Agreement, whether known or unknown, suspected or unsuspected including, but not limited to, all charges, complaints, claims, demands, liabilities, and obligations of any kind or nature that could be asserted against Employer by reason of Executive's employment relationship with Employer, or separation thereof, or by Executive's shareholder relationship with Employer. This irrevocable and unconditional release includes, but is not limited to, claims arising pursuant to the Civil Rights Act of 1866; Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act, as amended ("ADEA"); the Older Workers Benefit Protection Act ("OWBPA"); the Americans with Disabilities Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act of 1974, as amended; the Fair Labor Standards Act; the Indiana Wage Payment Act; the Indiana Wage Claims Act; the Indiana Civil Rights Act; any state wage and hour laws; any state contract or tort law including, but not limited to, wrongful termination, breach of contract, breach of fiduciary duty, and infliction of emotional distress; any claims for attorneys' fees; or claims for any rights to future employment, wages and benefits with Employer other than those set forth herein. This is not a release or discharge of any of Employer' continuing obligations set forth in this Agreement.

         3.05. NON-DISPARAGEMENT. Executive agrees that he shall make no disparaging comments about Employer or any of its officers or directors to any third parties following the execution of this Agreement.



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         3.06. VOLUNTARY EXECUTION. Executive acknowledges and agrees that he is executing this Agreement of his own free will and is not executing this Agreement under any type of coercion or duress.

         3.07. CONSIDERATION AND WAIVER PERIOD. Executive acknowledges and agrees that Employer has informed him that he has a period of time of not less than twenty-one (21) days within which to consider this Agreement or a reasonable facsimile thereof. Executive acknowledges that he has been advised by Employer that, in the event he executes this document, he is entitled to revoke his waiver of rights or claims arising under the ADEA and OWBPA within seven (7) days after executing this document and that said waiver will not and does not become effective or enforceable until the seven (7) day revocation period has expired. This revocation must be in writing and personally delivered, or sent by certified mail, postmarked no later than the seventh (7th) day following the execution of this Agreement, to Russell Breeden, III, Chairman and Chief Executive Officer, 29 East Washington Street, Shelbyville, Indiana 46176.

                           IV. AGREEMENTS OF EMPLOYER

         4.01. SEVERANCE PAYMENT. Provided Executive has not made a revocation pursuant to Section 3.07 hereof, and in consideration of Executive's resignation and the surrender of all rights Executive may have against Employer that stem from his employment with or service as an officer or director of Employer, or the termination thereof, or as a shareholder of Employer, Employer shall, until August 2, 2005, pay to the Executive, the Executive's Base Compensation, as defined in the Employment Agreements, payable at regular intervals in accordance with the Employers' normal payroll practices in effect from time to time.

         4.02. BENEFITS. Except as set forth in Section 4.02(a) and (b) below, Employer shall, until August 2, 2005, maintain in full force and effect for the continued benefit of the Executive each employee welfare benefit plan (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended) in which Executive was entitled to participate immediately prior to the date of his termination, unless an essentially equivalent and no less favorable benefit is provided by a subsequent employer of Employee. If the terms of any employee welfare benefit plan of Employer do not permit continued participation by the Executive, Employer will arrange to provide to the Executive a benefit substantially similar to, and no less favorable than, the benefit he was entitled to receive under such plan at the end of the period of coverage.

                  (a) Executive's participation in the Employer's 401(k) plan shall terminate on the Resignation Date. In lieu of the matching contributions which Executive would have otherwise received from Employer under the Employer's 401(k) plan, Employer shall, as soon as reasonably practicable following the date of this agreement, pay the Executive a lump sum amount (net of taxes) equal to 3% of the of Executive's Base Compensation for the period beginning on the Resignation Date and ending on August 2, 2005. For purposes of calculating the taxes, the Executive shall be deemed to pay federal, state and local income taxes at the highest marginal rates of income taxation for the calendar year in which the payment is to be made.



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                  (b) Executive's eligibility for participation as an employee in the Employer's group health insurance plan shall terminate on the Resignation Date. In the event that Executive elects to continue his health insurance coverage pursuant to Section 4.03 of this Agreement, Employer shall reimburse Executive for all premium payments which Executive makes for such health insurance coverage. Nothing contained herein shall be construed to obligate the Employer to reimburse the Executive for any deductible, co-pay or non-covered services under the Employer's group health plan.

         4.03. COBRA OR RETIREE HEALTH COVERAGE. Executive is entitled, under the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA"), to continued health insurance coverage to the same extent that he was covered on his Resignation Date. He shall be advised of those rights pursuant to a COBRA notification letter. The qualifying date for COBRA will be the same as Executive's Resignation Date.

         4.04. INDEMNIFICATION. Employer shall indemnify and hold Executive harmless from any claims, lawsuits or actions filed against him, which accrued while he was serving as an officer or Director of Employer, pursuant to the terms and conditions of the indemnification provisions of Employer' By-Laws and/or Articles of Incorporation or Charter as in effect on the Resignation Date. Employer shall also indemnify and hold Executive harmless from any claims, lawsuits, or actions filed against him in his capacity as a director, officer, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise where Executive serves in such capacity at the request of Employer, accruing prior to or including Executive's Resignation Date, pursuant to the terms and conditions of the indemnification provisions of Employer' By-Laws and/or Articles of Incorporation or Charter as in effect on the Resignation Date.

         4.05. NON-DISPARAGEMENT. Employer agrees that it, through its officers and directors, shall make no disparaging comments about Executive to any third parties following the execution of this Agreement. Executive acknowledges that Employer does not have total control over comments made to third parties by employees in their individual capacities. However, to avoid any non-authorized comments, Executive agrees to only refer prospective employers to an officer or Director of Employer for an employment recommendation.

         4.06. NO ADMISSION OF LIABILITY. Employer agrees that this Agreement shall not be deemed or construed at any time for any purpose as an admission of liability or violation of any applicable law by Executive. Liability for any and all claims is expressly denied by Executive.

         4.07. AUTHORIZATION. Employer has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, subject to the terms and conditions hereof.

                           V. AGREEMENT OF ALL PARTIES

         5.01. FURTHER ASSURANCES. Each of the parties hereto shall do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged, and delivered at any time and from




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time to time upon the request of any other parties hereto, all such further acts, documents, and instruments as may be reasonably required to effect any of the transactions contemplated by this Agreement.

         5.02. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither party hereto may assign this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, this Agreement may be assigned, without the prior consent of Executive, to a successor of Employer and, upon Executive's death, this Agreement shall inure to the benefit of and be enforceable by Executive's executors, administrators, representatives, heirs, distributees, devisees, and legatees and all amounts payable hereunder shall be paid to such persons or the estate of Executive.

         5.03. WAIVER; AMENDMENT. No provision or obligation of this Agreement may be waived or discharged unless such waiver or discharge is agreed to in writing and signed by Employer and Executive. The waiver by any party hereto of a breach of or noncompliance with any provision of this Agreement shall not operate or be construed as a continuing waiver or a waiver of any other or subsequent breach or noncompliance hereunder. Except as expressly provided otherwise herein, this Agreement may be amended, modified, or supplemented only by a written agreement executed by Employer and Executive.

         5.04. HEADINGS. The headings in this Agreement have been inserted solely for ease of reference and shall not be considered in the interpretation, construction, or enforcement of this Agreement.

         5.05. SEVERABILITY. All provisions of this Agreement are severable from one another, and the unenforceability or invalidity of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement; provided, however, that should any judicial body interpreting this Agreement deem any provision to be unreasonably broad in time, territory, scope, or otherwise, the parties intend for the judicial body, to the greatest extent possible, to reduce the breadth of the provision to the maximum legally allowable parameters rather than deeming such provision totally unenforceable or invalid.

         5.06. NO COUNTERPARTS. This Agreement may not be executed in counterparts.

         5.07. GOVERNING LAW; JURISDICTION; VENUE; WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to the choice of law principles or rules thereof. The parties hereto irrevocably consent to the jurisdiction and venue of the state court for the State of Indiana located in Indianapolis, Indiana, or the Federal District Court for the Southern District of Indiana, Indianapolis Division, located in Marion County, Indiana, and agree that all actions, proceedings, litigation, disputes or claims relating to or arising out of this Agreement shall be brought and tried only in such courts.

         5.08. ENTIRE AGREEMENT. This Agreement constitutes the entire and sole agreement between Employer and Executive with respect to Executive's resignation and there are no other agreements or understandings either written or oral with respect thereto. The parties agree that the (i) the Employment Agreement, dated August 2, 2002, between Executive and Blue River,






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and (ii) the Employment Agreement, dated August 2, 2002, between Executive and
Shelby County Bank will be terminated effective as of the Resignation Date and of no further force or effect or liability thereunder. The parties further acknowledge and agree that the Change of Control Agreement, dated October 2, 2000, by and between Executive and Blue River remains terminated and of no force or effect.

         5.09. CONSTRUCTION. The rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Whenever in this Agreement a singular word is used, it also shall include the plural wherever required by the context and vice-versa. All reference to the masculine, feminine, or neuter genders shall include any other gender, as the context requires.

         5.10. ATTORNEYS' FEES. The prevailing party shall be entitled to reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) in connection with any legal action to interpret or enforce any provision of this Agreement or for any breach of this Agreement.

         5.11. TAXES AND OTHER AMOUNTS. All taxes (other than Employer' portion of employment taxes) on all amounts payable to Executive hereunder and under the Plans and other benefit plans and programs will be paid by Executive. Employer will be entitled to withhold from such payments and benefits (i) applicable income, employment and other taxes required to be withheld therefrom; (ii) amounts authorized by Executive; and (iii) other required or appropriate and customary amounts.

         5.12. REVIEW AND CONSULTATION. Employer and Executive hereby acknowledge and agree that each (i) has read this Agreement in its entirety prior to executing it; (ii) understands the provisions and effects of this Agreement; (iii) has consulted with such attorneys, accountants, and financial and other advisors as it or he has deemed appropriate in connection with their respective execution of this Agreement; and (iv) has executed this Agreement voluntarily. EXECUTIVE HEREBY UNDERSTANDS, ACKNOWLEDGES, AND AGREES THAT THIS AGREEMENT HAS BEEN PREPARED BY COUNSEL TO EMPLOYER AND THAT HE HAS NOT RECEIVED ANY ADVICE, COUNSEL, OR RECOMMENDATION WITH RESPECT TO THIS AGREEMENT FROM EMPLOYER OR ITS COUNSEL.




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         IN WITNESS WHEREOF, this Severance Agreement and Release is executed as of the day and year stated below.


EXECUTIVE                             SHELBY COUNTY BANK


     /s/Lawrence T. Toombs            By:      /s/Steven R. Abel, Chairman
-----------------------------             --------------------------------------
Lawrence T. Toombs                            Steven R. Abel, Chairman

Date:    October 4, 2004              Date:    October 4, 2004
      -----------------------               ------------------------------------



                                      BLUE RIVER BANCSHARES, INC.


                                      By:      /s/Russell Breeden, III
                                          --------------------------------------
                                             Russell Breeden, III, Chairman and
                                             Chief Executive Officer

                                      Date:    October 4, 2004
                                            ------------------------------------






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